As filed with the Securities and Exchange Commission on July 19, 2000

Registration No. 33-88634

                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                                FORM S-8
                          REGISTRATION STATEMENT
                                 UNDER
                        THE SECURITIES ACT OF 1933

                       Maxwell Technologies, Inc.
            (Exact name of issuer as specified in its charter)

              Delaware                         95-2390133
         (State of Incorporation)      (I.R.S. Employer Identification No.)

                             9275 Sky Park Court
                         San Diego, California 92123
          (Address of Principal Executive Offices including Zip Code)

                         Maxwell Technologies, Inc.
                         Director Stock Option Plan
                            (Full Title of Plan)

                             Donald M. Roberts
                              General Counsel
                         Maxwell Technologies, Inc.
                             9275 Sky Park Court,
                         San Diego, California 92123
                              (858) 279-5100

          (Name, address and telephone number, including area code, of agent for service)




                                  PART II

     Under the Registration Statement on Form S-8 (No. 33-88634)
(the "Registration Statement"), to which this Post Effective Amendment No. 1 relates solely for the purpose of deregistering 85,674 shares of Common Stock, par value $0.10 per share ("Common Stock"), of Maxwell Technologies, Inc. (the "Registrant") previously registered on Registration Statement No. 33-88634, which remain unsold.


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 1 to
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 13th day of July, 2000.


                                      MAXWELL TECHNOLOGIES, INC.


                                      By: /s/ Carlton J. Eibl
                                          -------------------
                                      Carlton J. Eibl
                                      President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement (No. 33-
88634) has been signed by the following persons in the capacities and on the dates indicated.


/s/ Kenneth F.  Potashner        Chairman of the Board,       July 13, 2000
--------------------------
Kenneth F.  Potashner


/s/ Carlton J. Eibl              President, Chief Executive
-------------------
Carlton J. Eibl                  Officer and Director         July 13, 2000


/s/ Vickie L. Capps              Vice President-              July 13, 2000
-------------------
Vickie L. Capps                  Finance and Treasurer
                                 (Principal Financial and
                                 Accounting Officer)

/s/ Mark Rossi                   Director                     July 13, 2000
--------------
Mark Rossi


/s/ Jean Lavigne                 Director                     July 13, 2000
----------------
Jean Lavigne


/s/ Robert L. Guyett             Director                     July 13, 2000
--------------------
Robert L. Guyett


/s/ Vickie L. Capps              Attorney-in-fact             July 13, 2000
-------------------
Vickie L. Capps